Exhibit 99.1

SiTime Reports Fourth Quarter 2022 Financial Results

SANTA CLARA, Calif., February 1, 2023 – SiTime Corporation, (Nasdaq: SITM), the precision timing company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

Net revenue in the fourth quarter of 2022 was $60.8 million, a 19.7% decrease from the $75.7 million in the fourth quarter of 2021.

Net revenue for the year ended December 31, 2022 was $283.6 million, a 29.6% increase from the $218.8 million in the year ended December 31, 2021.

Generally Accepted Accounting Principles (GAAP) Results

In the fourth quarter of 2022, GAAP gross margins were $37.8 million, or 62.1% of revenue, GAAP operating expenses were $43.5 million, or 71.5% of revenue, GAAP loss from operations was $5.7 million, or 9.4% of revenue and GAAP net loss was $1.5 million, or $0.07 per diluted share.

For the year ended 2022, gross margins were $183.0 million, or 64.5% of revenue, operating expenses were $166.8 million or 58.8% of revenue, GAAP income from operations was $16.1 million, or 5.7% of revenue and net income was $23.3 million, or $1.03 per diluted share.

Total cash and cash equivalents were $34.6 million and short-term investments were $529.5 million on December 31, 2022.

Non-GAAP Results

This press release and its attachments include certain non-GAAP supplemental performance measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In the fourth quarter of 2022, non-GAAP gross margins were $38.4 million, or 63.1% of revenue, non-GAAP operating expenses were $28.2 million, or 46.3% of revenue, non-GAAP income from operations was $10.2 million, or 16.8% of revenue and non-GAAP net income was $14.4 million, or $0.64 per diluted share.

For the fiscal year 2022, non-GAAP gross margins were $184.9 million, or 65.2% of revenue, non-GAAP operating expenses were $109.1 million, or 38.5% of revenue, non-GAAP income from operations was $75.8 million, or 26.7% of revenue and non-GAAP net income was $82.9 million, or $3.66 per diluted share.

The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

SiTime believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to SiTime’s financial condition and results of operations. SiTime believes that these non-GAAP financial measures provide additional insight into SiTime’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate SiTime’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation and related payroll taxes.

Inducement Plan Grants

SiTime granted restricted stock unit awards (“RSUs”) on January 31, 2023 that were approved by the Compensation Committee of its Board of Directors under SiTime’s 2022 Inducement Award Plan, as a material inducement to employment to 9 newly hired non-executive individuals globally. The RSUs were approved in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grants consisted of an aggregate of 24,555 RSUs. For 10,741 of the RSUs one-fourth of the RSUs will vest on the first February 20, May 20, August 20, or November 20 falling in the one-year anniversary quarter of the applicable vesting start date, and then 1/16th of the RSUs vest in equal quarterly installments on each February 20, May 20, August 20, and November 20, thereafter, subject to each such employee’s continued service on each vesting date. For 13,814 of the RSUs 1/3rd of the RSUs will vest February 20, 2024 and then 1/12th of the RSUs will vest in equal quarterly installments on each May 20, August 20, November 20, and February 20 thereafter, subject to each such employee’s continued service on each vesting date. The inducement grants are subject to the terms and conditions of award agreements covering the grants and SiTime’s 2022 Inducement Award Plan.

Conference Call

SiTime will broadcast its fourth quarter and fiscal year 2022 financial results conference call today, February 1, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. The conference call will also be available via a live audio webcast on the investor relations section of the SiTime website at investor.sitime.com. Please access the website at least a few minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the website.

About SiTime

SiTime Corporation is a leading provider of precision timing solutions to the global electronics industry. Our precision timing solutions are the heartbeat of our customers’ electronic systems. They solve complex timing problems and enable industry-leading electronics products. We provide precision timing solutions that deliver extremely accurate, high performance timing that can withstand severe environmental conditions such as shock, vibration, rapid changes in temperature and other conditions. Our solutions have been designed into over 300 applications across our target markets, including communications and enterprise, automotive, industrial, aerospace, and mobile, IoT and consumer. For more information, visit https://www.sitime.com/.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Statements of Income (Loss)

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
	(in thousands, except per share data)
Revenue	$60,840	$283,605
Cost of revenue	23,080	100,643
Gross profit	37,760	182,962
Operating expenses:
Research and development	23,798	90,288
Selling, general and administrative	19,693	76,532
Total operating expenses	43,491	166,820
Income (loss) from operations	(5,731)	16,142
Interest income	3,996	7,291
Other income (expense)	167	(97)
Income (loss) before income taxes	(1,568)	23,336
Income tax benefit (expense)	41	(82)
Net income (loss)	$(1,527)	$23,254
Net income (loss) attributable to common stockholders and comprehensive income	$(1,527)	$23,254
Net income (loss) per share attributable to common stockholders, basic	$(0.07)	$1.09
Net income (loss) per share attributable to common stockholders, diluted	$(0.07)	$1.03
Weighted-average shares used to compute basic net income (loss) per share	21,544	21,245
Weighted-average shares used to compute diluted net income (loss) per share	21,544	22,664

SiTime Corporation Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
	(in thousands, except per share data)
Reconciliation of GAAP gross profit and margin to non-GAAP
Revenue	$60,840	$283,605
GAAP gross profit	37,760	182,962
GAAP gross margin	62.1%	64.5%
Stock-based compensation and related taxes	633	1,982
Non-GAAP gross profit	$38,393	$184,944
Non-GAAP gross margin	63.1%	65.2%

Reconciliation of GAAP operating expenses to non-GAAP
GAAP research and development expenses	23,798	90,288
Stock-based compensation and related taxes	(7,201)	(26,383)
Non-GAAP research and development expenses	$16,597	$63,905

GAAP sales, general and administrative expenses	19,693	76,532
Stock-based compensation and related taxes	(8,106)	(31,301)
Non-GAAP sales, general and administrative expenses	$11,587	$45,231
Total Non-GAAP operating expenses	$28,184	$109,136

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations
GAAP income (loss) from operations	$(5,731)	$16,142
Stock-based compensation and related taxes	15,940	59,666
Non-GAAP income from operations	$10,209	$75,808
Non-GAAP income from operations as a percentage of revenue	16.8%	26.7%

Reconciliation of GAAP net income (loss) to non-GAAP net income
GAAP net income (loss)	$(1,527)	$23,254
Stock-based compensation and related taxes	15,940	59,666
Non-GAAP net income	$14,413	$82,920
Weighted-average shares used to compute diluted net income per share	22,524	22,664

Stock-based compensation and related taxes
Stock-based compensation	$15,623	$57,416
Stock-based compensation related taxes	317	2,250
Stock-based compensation and related taxes	$15,940	$59,666

GAAP net income (loss) per share diluted	$(0.07)	$1.03
Non-GAAP adjustments detailed above	0.71	2.63
Non-GAAP net income per share diluted	$0.64	$3.66

SiTime Corporation Unaudited GAAP Condensed Consolidated Balance Sheets

	As of
	December 31, 2022	December 31, 2021
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$34,603	$559,461
Short-term investments in held-to-maturity securities	529,494	—
Accounts receivable, net	41,229	38,376
Inventories	57,650	23,630
Prepaid expenses and other current assets	6,091	4,476
Total current assets	669,067	625,943
Property and equipment, net	58,772	37,902
Intangible assets, net	5,205	5,977
Right-of-use assets, net	10,848	8,194
Other assets	6,724	193
Total assets	$750,616	$678,209
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$14,881	$13,103
Accrued expenses and other current liabilities	18,913	24,282
Total current liabilities	33,794	37,385
Lease liabilities	8,149	6,398
Other non-current liabilities	193	1,929
Total liabilities	42,136	45,712
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	716,343	663,614
Accumulated deficit	(7,865)	(31,119)
Total stockholders’ equity	708,480	632,497
Total liabilities and stockholders’ equity	$750,616	$678,209

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

1-949-224-3874 | 1-214-272-0070

sheltonir@sheltongroup.com

SiTime Corporation

Art Chadwick

Chief Financial Officer

investor.relations@sitime.com